UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12.

Extreme Networks, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Extreme Networks, Inc.
145 Rio Robles
San Jose, California 95134

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2013 ANNUAL MEETING OF THE STOCKHOLDERS
TO BE HELD ON NOVEMBER 20, 2013
The following information supplements and amends the proxy statement (the “Proxy Statement”) of Extreme Networks, Inc. (the “Company”) furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for the 2013 Annual Meeting of the Stockholders and for any adjournment or postponement thereof (the “Annual Meeting”). This supplement to the Proxy Statement (this “Supplement”) is being filed with the Securities and Exchange Commission (the “SEC”) on October 15, 2013. Capitalized terms used in this Supplement that are not otherwise defined herein have the meanings ascribed to them in the Proxy Statement.
THIS SUPPLEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
Only stockholders of record as of the close of business on October 1, 2013 are entitled to vote at the Annual Meeting and any postponement or adjournment thereof.
On October 10, 2013, the Company filed the Proxy Statement in connection with the Company’s Annual Meeting scheduled to be held on Wednesday, November 20, 2013, at 10:00 a.m. local time at the Company’s principal offices, located at 145 Rio Robles, San Jose, CA 95134. At the Annual Meeting, among other proposals, the Company is requesting that the stockholders of the Company approve the adoption of the Extreme Networks, Inc. 2013 Equity Incentive Plan (the “2013 Plan”) and to authorize an aggregate of up to 9 million shares issuable under the 2013 Plan, as set forth in Proposal 4 of the Proxy Statement (“Proposal 4”).
After filing the Proxy Statement, the Company’s management determined that it was appropriate to disclose updated information concerning the Company’s current equity plans. The following table summarizes the status of the Company’s stock incentive plans as of October 1, 2013:

Outstanding options under the Predecessor Plans:	9,084,806
Weighted average exercise price per share of outstanding options:	$3.72
Weighted average remaining contractual term of outstanding options:	4.78 years
Outstanding stock awards under the Predecessor Plans	2,032,296
Shares available for future grant	3,063,971
Proposal 4 as set forth in the Proxy Statement is being presented for stockholder approval at the Annual Meeting, and the adoption of the 2013 Plan as contemplated in Proposal 4 remains subject to receipt of such approval. If a stockholder returns its proxy card or votes via the Internet or by telephone at any time (either before or after the date of this Supplement) indicating “FOR” approval of the adoption of the 2013 plan, such vote will constitute a vote in favor of Proposal 4. If any stockholder has already returned its properly executed proxy card or voted via the Internet or by telephone and would like to change its vote on any matter, such stockholder may revoke its proxy before it is voted at the Annual Meeting by one of the following ways:

•	submitting duly executed proxy bearing a later date;

•	sending a written instrument revoking the proxy to the Company’s Secretary at 145 Rio Robles, San Jose, CA 95134;

•	submitting new voting instructions via telephone or the Internet; or

•	attending the Annual Meeting and voting in person.
If you hold shares in street name, through a bank, broker or other nominee, please contact the bank, broker or other nominee to revoke your proxy.
The information provided above may be deemed “additional soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended.